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Exhibit 99.1

Silicon Storage Technology, Inc.

News Release
For More Information Contact:
Sohrab Kianian Sr. Director, Technology Licensing & Business Development Silicon Storage Technology, Inc. 408/735-9110 licensing@sst.com
Steve Gabriel Porter Novelli 408/369-1500 x627 steve.gabriel@porternovelli.com

SST EXPANDS ITS EMBEDDED FLASH THRUST IN THE WIRELESS MARKET WITH ACQUISITION OF G-PLUS

Purchase of Wireless IC Company Expected to Accelerate Growth of Embedded SuperFlash in Wireless Communications Applications

SUNNYVALE, Calif., October 18, 2004—SST (Silicon Storage Technology, Inc., NASDAQ: SSTI), a leader in flash memory technology, today announced it has signed a definitive agreement to acquire substantially all of the assets of privately held G-Plus, Inc. G-Plus is a Santa Monica, California-based fabless semiconductor manufacturer specializing in the design of radio frequency integrated circuits for wireless multimedia and broadband networking system applications. SST will pay approximately $26.0 million in common stock and cash. It is expected that G-Plus' 36 employees, including co-founders CTO Frank Chang and president Daniel Chow, will join SST Communications Corporation, a newly created wholly-owned subsidiary of SST, in order to support current and future wireless customers. The transaction is expected to close before mid-November and to be accretive to SST's earnings per share within one year.

        Formed in 2001, G-Plus designs innovative radio frequency integrated circuits and monolithic microwave integrated circuits for a wide range of wireless and multimedia applications such as 802.11 a/b/g wireless LAN and 5.8GHz wireless digital audio systems. G-Plus' product offerings include high linearity and high-output power amplifiers, direct conversion CMOS RF transceivers, digital modem chipsets, synthesizers and switches. G-Plus' high-performance power amplifiers complement solutions from other leading wireless chipset companies. SST is committed to fully supporting G-Plus' wireless chipset partners and customer base. SST Communications Corporation will continue G-Plus' focus on designing and selling innovative ICs to the wireless marketplace.

        "It has been SST's longtime strategy to make SuperFlash the embedded memory of choice for wireless applications and this acquisition is a major milestone in achieving that goal," said Bing Yeh, SST's president and chief executive officer. "The penetration of wireless technologies, such as 802.11, in the enterprise and consumer markets has increased tremendously in the past few years. Cell phones with a wireless LAN feature will become very common in the future, allowing improved access to network data and support for voice-over-network calling. At SST, we see the growth of wireless technology continuing to a point where wireless connectivity will be ubiquitous in devices ranging from business equipment to home appliances and entertainment systems."

        According to Yeh, the best way to accelerate the proliferation of SuperFlash technology in the wireless space is to acquire a company with innovative technology and a solid roadmap for growth, much like what SST did in the SIM card market with the acquisition of Emosyn. By working closely with innovative entrepreneurial companies having complementary technologies, SST believes it can develop better flash memory solutions. The system-oriented design approach applied by G-Plus and its innovations in integrating high-performance, energy efficient and cost-effective designs closely mirror the achievements SST has made in the flash memory industry.

        "SST will continue to provide high-performing, highly reliable and scalable flash memory products to our customers in the wireless arena. Through the acquisition of G-Plus and the formation of SST Communications Corporation, we are better poised to address the needs of our existing and future wireless customers and complementary chipset suppliers worldwide," Yeh remarked.

        "We are very excited about the acquisition by SST and the opportunities it brings us in terms of volume manufacturing expertise and extensive sales and marketing channels, which will help us continue to provide high-performance solutions to complement chipset suppliers," said Frank Chang, co-founder and CTO of G-Plus. "SST has a well-established network of foundry partnerships that we believe we can leverage to make our products even more cost effective. Our focus and dedication to providing our customers with complete RF solutions will remain unchanged now that we are part of SST. We believe that the solid infrastructure and access to SST's SuperFlash technology will help us create more extensive and robust solutions for the wireless marketplace."

        Today's announcement comes on the heels of SST's acquisition in September of a majority stake in Emosyn LLC, a fabless semiconductor manufacturer specializing in the design and marketing of smart card ICs. The acquisitions of Emosyn and G-Plus are the latest moves in SST's ongoing commitment to accelerate the growth of SuperFlash as the technology of choice for embedded applications.

Conference Call

        SST will hold a conference call to discuss its third quarter 2004 financial results at 1:30 p.m. Pacific on Wednesday, October 20, 2004. At this time, the company will also discuss the acquisition of G-Plus and answer questions from the investment community. Those wishing to participate in the conference should dial (888) 428-4478 using the password "SST" at approximately 1:20 p.m. PDT.

About G-Plus

        Founded in July 2001, G-Plus is a fabless semiconductor company, providing optimized end-to-end RF solutions to enable wireless multimedia and broadband networking system applications. G-Plus designs RFICs (transmitters, receivers, synthesizers), RF power amplifiers and switches with a system-oriented approach. The company provides optimized chip/module sets with a high level of integration, high performance and superb production readiness to facilitate high yield and low overall cost for wireless module/system manufacturing. The company has offices in Santa Monica, Calif. and Taipei, Taiwan. Further information on G-Plus can be found on the company's Web site at http://www.g-plus.net.

About SuperFlash Technology

        SST's SuperFlash technology is a NOR type, split-gate cell architecture which uses a reliable thick-oxide process with fewer manufacturing steps resulting in a low-cost, nonvolatile memory solution with excellent data retention and higher reliability. The split-gate NOR SuperFlash architecture facilitates a simple and flexible design suitable for high performance, high reliability, small or medium sector size, in- or off-system programming and a variety of densities, all in a single CMOS-compatible technology.

About Silicon Storage Technology, Inc.

        Headquartered in Sunnyvale, California, SST designs, manufactures and markets a diversified range of nonvolatile memory solutions, based on proprietary, patented SuperFlash technology, for high volume applications in the digital consumer, networking, wireless communications and Internet computing markets. SST's product families include various densities of high functionality flash memory components, flash mass storage products and flash microcontrollers. SST also offers its SuperFlash technology for embedded applications through its world-class manufacturing partners and technology licensees including 1st Silicon (Malaysia) Sdn. Bhd., Grace Semiconductor Manufacturing Corporation (Grace), IBM, Motorola, Inc., National Semiconductor Corporation, NEC Corporation, Oki Electric Industry Co. Ltd., Samsung Electronics Co. Ltd., SANYO Electric Co., Ltd., Seiko Epson Corp., Shanghai Hua Hong NEC Electronics Co., Ltd., Taiwan Semiconductor Manufacturing Co. Ltd. (TSMC), Toshiba Corporation, Vanguard International Semiconductor Corporation, and Winbond Electronics Corp. TSMC offers embedded SuperFlash under its trademark Emb-FLASH. Further information on SST can be found on the company's Web site at http://www.sst.com.

Forward-Looking Statements

        Except for the historical information contained herein, this news release contains forward-looking statements regarding the timing of the proposed acquisition of G-Plus, Inc., the timing of the accretive nature of the acquisition, flash memory market conditions, SST's future financial performance, the performance of new SST products and SST's ability to bring new products to market, that involve risks and uncertainties. These risks may include the integration of G-Plus with SST, the retention of the G-Plus employees, the timely development, acceptance and pricing of new products by SST following the acquisition, the terms and conditions associated with licensees' royalty payments, the impact of competitive products and pricing, and general economic conditions as they affect SST's customers, as well as other risks detailed from time to time in SST's SEC reports, including the Annual Report on Form 10-K for the year ended December 31, 2003, as amended and on Form 10-Q for the quarters ended March 31, and June 30, 2004.

        For more information about SST and SST's comprehensive list of product offerings, please call 1-888/SST-CHIP. Information can also be requested via email to literature@sst.com or through SST's Web site at http://www.sst.com. SST's head office is located at 1171 Sonora Court, Sunnyvale, Calif.; telephone: 408/735-9110; fax: 408/735-9036.

        The SST logo and SuperFlash are registered trademarks of Silicon Storage Technology, Inc. Emb-FLASH is a trademark of TSMC. All other trademarks or registered trademarks are the property of their respective holders.

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  Exhibit 99.1
SST EXPANDS ITS EMBEDDED FLASH THRUST IN THE WIRELESS MARKET WITH ACQUISITION OF G-PLUS